CARMAX REPORTS SECOND QUARTER RESULTS

Richmond, Va., September 22, 2017 – CarMax, Inc. (NYSE:KMX) today reported results for the second quarter ended August 31, 2017. Year-over-year highlights include:

▪	Net sales and operating revenues increased 9.7% to $4.39 billion.

▪	Used unit sales in comparable stores increased 5.3%.

▪	Total used unit sales rose 11.1%.

▪	Total wholesale unit sales increased 0.4%.

▪	CarMax Auto Finance (CAF) income increased 12.5% to $107.9 million.

▪	Net earnings increased 11.7% to $181.4 million and net earnings per diluted share rose 16.7% to $0.98.

Second Quarter Business Performance Review

Sales. Total used vehicle unit sales grew 11.1% and comparable store used unit sales rose 5.3% versus the prior year’s second quarter. The comparable store sales performance reflected continued solid improvement in conversion resulting from strong execution by our store teams and our digital initiatives. In connection with Hurricane Harvey, our six stores in Houston, Texas, were closed most of the last week of this year’s second quarter, which had a modest adverse effect on comparable store used unit sales.

Wholesale vehicle unit sales increased 0.4% compared with the second quarter of fiscal 2017, as contributions from the growth in our store base and an increase in our appraisal buy rate were offset by a reduction in appraisal traffic.
Other sales and revenues increased 6.4% compared with the second quarter of fiscal 2017, primarily reflecting improvements in extended protection plan (EPP) revenues, partially offset by a decline in net third-party finance fees. EPP revenues increased 13.9%, largely due to the growth in our used unit sales. The $3.3 million reduction in third-party finance fees reflected shifts in our sales mix by finance channel.

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Gross Profit. Total gross profit increased 10.8% versus last year’s second quarter, to $604.0 million. Used vehicle gross profit rose 12.0%, driven by the 11.1% increase in total used unit sales. Used vehicle gross profit per unit was consistent at $2,178 versus $2,160 in the prior year period. Wholesale vehicle gross profit increased 9.6% versus the prior year’s quarter, primarily due to an increase in wholesale vehicle gross profit per unit to $950 from $870. We believe this year’s second quarter wholesale gross profit per unit benefited from a favorable depreciation environment, relative to historical trends. Other gross profit increased 6.9%, primarily reflecting the changes in other sales and revenues.

SG&A. Compared with the second quarter of fiscal 2017, SG&A expenses increased 10.6% to $405.1 million. Several factors contributed to the increase, including: (i) the 12% increase in our store base since the beginning of last year’s second quarter (representing the addition of 19 stores), (ii) higher variable costs associated with our comparable store unit growth, and (iii) a $15.8 million year-over-year increase in the accrual for the company’s incentive pay. These increases were partially offset by an $11.4 million decline in share-based compensation expense. The prior year’s second quarter share-based compensation expense included $10.9 million related to the modification of equity awards for our retired chief executive officer. SG&A per used unit was $2,178 in the current quarter, down $9 year-over-year. The decline in share-based compensation expense reduced SG&A per unit by $78.

CarMax Auto Finance.(1) Compared with last year’s second quarter, CAF income increased 12.5% to $107.9 million. Average managed receivables grew 10.6% to $11.11 billion. The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, was 5.8% of average managed receivables compared with 5.9% in last year’s second quarter. The provision for loan losses declined 7.8% to $32.9 million, compared with $35.7 million in the prior year quarter. The prior year’s provision was affected by unfavorable loss experience, while in the current year’s quarter, losses were generally consistent with expectations. The allowance for loan losses as a percentage of ending managed receivables was 1.15% as of August 31, 2017, compared with 1.18% reported as of May 31, 2017, and up from the 1.08% reported as of August 31, 2016, reflecting higher loss experience over the course of the last year.

Interest Expense. Interest expense rose to $16.8 million in the second quarter of fiscal 2018 from $13.9 million in the prior year’s second quarter. The increase reflected the combination of increases in finance and capital lease obligations and outstanding debt in fiscal 2018, as well as a reduction in capitalized interest.

Store Openings. During the second quarter of fiscal 2018, we opened three stores. We entered one new television market (Salisbury, Maryland) and we added two stores in existing television markets (San Francisco, California, and Hartford, Connecticut).

Share Repurchase Activity. During the second quarter of fiscal 2018, we repurchased 2.5 million shares of common stock for $156.5 million pursuant to our share repurchase program. As of August 31, 2017, we had $1.25 billion remaining available for repurchase under the program.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2017	2016	Change	2017	2016	Change
Used vehicle sales	$3,694.2	$3,300.8	11.9%	$7,537.6	$6,729.8	12.0%
Wholesale vehicle sales	547.8	560.4	(2.3)%	1,101.2	1,128.1	(2.4)%
Other sales and revenues:
Extended protection plan revenues	85.5	75.1	13.9%	177.4	151.3	17.3%
Third-party finance fees, net	(11.6)	(8.3)	(40.3)%	(23.0)	(20.2)	(14.0)%
Other	70.8	69.2	2.2%	135.8	134.6	0.9%
Total other sales and revenues	144.7	136.0	6.4%	290.2	265.7	9.2%
Total net sales and operating revenues	$4,386.6	$3,997.2	9.7%	$8,929.0	$8,123.6	9.9%

Unit Sales

	Three Months Ended August 31			Six Months Ended August 31
	2017	2016	Change	2017	2016	Change
Used vehicles	186,019	167,412	11.1%	381,292	338,488	12.6%
Wholesale vehicles	105,508	105,108	0.4%	208,951	208,570	0.2%

Average Selling Prices

	Three Months Ended August 31			Six Months Ended August 31
	2017	2016	Change	2017	2016	Change
Used vehicles	$19,667	$19,530	0.7%	$19,570	$19,696	(0.6)%
Wholesale vehicles	$4,957	$5,119	(3.2)%	$5,034	$5,193	(3.1)%

Vehicle Sales Changes

	Three Months Ended August 31		Six Months Ended August 31
	2017	2016	2017	2016
Used vehicle units	11.1%	7.0%	12.6%	5.4%
Used vehicle revenues	11.9%	4.8%	12.0%	4.5%

Wholesale vehicle units	0.4%	(1.3)%	0.2%	0.2%
Wholesale vehicle revenues	(2.3)%	(5.3)%	(2.4)%	(3.4)%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended August 31		Six Months Ended August 31
	2017	2016	2017	2016
Used vehicle units	5.3%	3.1%	6.8%	1.6%
Used vehicle revenues	6.0%	0.9%	6.1%	0.6%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Used Vehicle Financing Penetration by Channel (Before the Impact of 3-day Payoffs) (1)

	Three Months Ended August 31		Six Months Ended August 31
	2017	2016	2017	2016
CAF (2)	49.0%	50.6%	48.1%	49.9%
Tier 2 (3)	16.0%	17.5%	17.6%	18.0%
Tier 3 (4)	9.6%	9.0%	9.8%	10.1%
Other (5)	25.4%	22.9%	24.5%	22.0%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Calculated as used vehicle units financed for respective channel as a percentage of total used units sold.

(2)	Includes CAF's Tier 3 loan originations, which represent less than 1% of total used units sold.

(3)	Third-party finance providers who generally pay us a fee or to whom no fee is paid.

(4)	Third-party finance providers to whom we pay a fee.

(5)	Represents customers arranging their own financing and customers that do not require financing.

Selected Operating Ratios

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
Net sales and operating revenues	$4,386.6	100.0	$3,997.2	100.0	$8,929.0	100.0	$8,123.6	100.0
Gross profit	$604.0	13.8	$545.4	13.6	$1,252.9	14.0	$1,118.0	13.8
CarMax Auto Finance income	$107.9	2.5	$96.0	2.4	$217.3	2.4	$196.7	2.4
Selling, general, and administrative expenses	$405.1	9.2	$366.1	9.2	$808.6	9.1	$746.4	9.2
Interest expense	$16.8	0.4	$13.9	0.3	$33.7	0.4	$25.0	0.3
Earnings before income taxes	$290.2	6.6	$261.7	6.5	$628.3	7.0	$544.4	6.7
Net earnings	$181.4	4.1	$162.4	4.1	$393.1	4.4	$337.7	4.2

(1)	Calculated as a percentage of net sales and operating revenues.

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Gross Profit

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2017	2016	Change	2017	2016	Change
Used vehicle gross profit	$405.1	$361.7	12.0%	$837.1	$738.3	13.4%
Wholesale vehicle gross profit	100.3	91.5	9.6%	204.9	194.4	5.4%
Other gross profit	98.6	92.2	6.9%	210.9	185.3	13.8%
Total	$604.0	$545.4	10.8%	$1,252.9	$1,118.0	12.1%

Gross Profit per Unit

	Three Months Ended August 31				Six Months Ended August 31
	2017		2016		2017		2016
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,178	11.0	$2,160	11.0	$2,195	11.1	$2,181	11.0
Wholesale vehicle gross profit	$950	18.3	$870	16.3	$981	18.6	$932	17.2
Other gross profit	$530	68.1	$551	67.8	$553	72.7	$547	69.7
Total gross profit	$3,247	13.8	$3,258	13.6	$3,286	14.0	$3,303	13.8

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2017	2016	Change	2017	2016	Change
Compensation and benefits (1)	$218.2	$199.3	9.5%	$440.6	$415.9	6.0%
Store occupancy costs	85.2	75.1	13.4%	164.9	146.8	12.3%
Advertising expense	39.6	34.5	14.8%	77.8	69.3	12.3%
Other overhead costs (2)	62.1	57.2	8.4%	125.3	114.4	9.5%
Total SG&A expenses	$405.1	$366.1	10.6%	$808.6	$746.4	8.3%
SG&A per used unit	$2,178	$2,187	$(9)	$2,121	$2,205	$(84)

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, preopening and relocation costs, insurance, travel, non-CAF bad debt, charitable contributions and other administrative expenses.

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Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
Interest margin:
Interest and fee income	$213.6	7.7	$190.2	7.6	$420.3	7.7	$374.3	7.6
Interest expense	(52.2)	(1.9)	(41.8)	(1.7)	(101.2)	(1.8)	(81.2)	(1.6)
Total interest margin	161.4	5.8	148.4	5.9	319.1	5.8	293.1	5.9
Provision for loan losses	(32.9)	(1.2)	(35.7)	(1.4)	(61.5)	1.1	(62.3)	(1.3)
Total interest margin after
provision for loan losses	128.5	4.6	112.7	4.5	257.6	4.7	230.8	4.7

Total direct expenses	(20.6)	(0.7)	(16.7)	(0.7)	(40.3)	(0.7)	(34.1)	(0.7)
CarMax Auto Finance income	$107.9	3.9	$96.0	3.8	$217.3	4.0	$196.7	4.0

Total average managed receivables	$11,112.0		$10,049.8		$10,970.8		$9,897.4
Net loans originated	$1,542.2		$1,435.3		$3,088.3		$2,878.7
Net penetration rate	43.5%		45.3%		42.7%		44.6%
Weighted average contract rate	7.6%		7.4%		7.7%		7.5%

Ending allowance for loan losses	$129.5		$109.7		$129.5		$109.7

Warehouse facility information:
Ending funded receivables	$2,061.0		$1,697.0		$2,061.0		$1,697.0
Ending unused capacity	$839.0		$1,103.0		$839.0		$1,103.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended August 31			Six Months Ended August 31
(In millions except per share data)	2017	2016	Change	2017	2016	Change
Net earnings	$181.4	$162.4	11.7%	$393.1	$337.7	16.4%
Diluted weighted average shares outstanding	184.7	193.6	(4.6)%	185.8	194.4	(4.5)%
Net earnings per diluted share	$0.98	$0.84	16.7%	$2.12	$1.74	21.8%

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Planned Store Openings

We currently plan to open the following stores within 12 months from August 31, 2017. During this period, we will be entering five new television markets and expanding our presence in ten existing television markets. Of the 15 stores we plan to open during the 12 months ending August 31, 2018, 8 will be in Metropolitan Statistical Areas having populations of 600,000 or less, which we define as small markets.

Location	Television Market	Metropolitan Statistical Area	Planned Opening Date
Langhorne, Pennsylvania (1)	Philadelphia	Philadelphia	Q3 Fiscal 2018
Tyler, Texas	Tyler/Longview (2)	Tyler	Q3 Fiscal 2018
Las Vegas, Nevada	Las Vegas	Las Vegas	Q3 Fiscal 2018
Colma, California	San Francisco/Oakland/San Jose	San Francisco/Oakland	Q3 Fiscal 2018
Renton, Washington	Seattle/Tacoma	Seattle/Tacoma	Q3 Fiscal 2018
Myrtle Beach, South Carolina	Myrtle Beach/Florence (2)	Myrtle Beach	Q4 Fiscal 2018
South Portland, Maine	Portland/Auburn (2)	Portland	Q4 Fiscal 2018
Manchester, New Hampshire	Boston	Manchester	Q4 Fiscal 2018
Golden, Colorado	Denver	Denver/Aurora	Q4 Fiscal 2018
Winterville, North Carolina	Greenville/New Bern/Washington (2)	Greenville	Q1 Fiscal 2019
McKinney, Texas	Dallas/Ft. Worth	Dallas/Ft. Worth	Q1 Fiscal 2019
Jensen Beach, Florida	Miami/Ft. Lauderdale/W. Palm Beach	Port St. Lucie	Q1 Fiscal 2019
Santa Fe, New Mexico	Albuquerque/Santa Fe	Santa Fe	Q2 Fiscal 2019
Warner Robins, Georgia	Macon (2)	Warner Robins	Q2 Fiscal 2019
Norman, Oklahoma	Oklahoma City	Oklahoma City	Q2 Fiscal 2019

(1)	Store opened in September 2017.

(2)	Represents new television market as of planned store opening date.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 22, 2017. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 73770788. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through December 20, 2017. A telephone replay also will be available through September 29, 2017, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 73770788.

Third Quarter Fiscal 2018 Earnings Release Date

We currently plan to release results for the third quarter ending November 30, 2017, on Thursday, December 21, 2017, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in early December 2017.

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About CarMax

CarMax is the nation’s largest retailer of used cars, currently operating 180 stores in 39 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 20 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has more than 24,000 associates nationwide and for 13 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 28, 2017, the company retailed 671,294 used vehicles and sold 391,686 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

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For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2017, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,694,200	84.2	$3,300,814	82.6	$7,537,573	84.4	$6,729,788	82.8
Wholesale vehicle sales	547,767	12.5	560,402	14.0	1,101,157	12.3	1,128,143	13.9
Other sales and revenues	144,673	3.3	136,032	3.4	290,244	3.3	265,703	3.3
NET SALES AND OPERATING REVENUES	4,386,640	100.0	3,997,248	100.0	8,928,974	100.0	8,123,634	100.0
Cost of sales	3,782,635	86.2	3,451,886	86.4	7,676,031	86.0	7,005,635	86.2
GROSS PROFIT	604,005	13.8	545,362	13.6	1,252,943	14.0	1,117,999	13.8
CARMAX AUTO FINANCE INCOME	107,936	2.5	95,969	2.4	217,299	2.4	196,727	2.4
Selling, general and administrative expenses	405,062	9.2	366,126	9.2	808,565	9.1	746,356	9.2
Interest expense	16,836	0.4	13,904	0.3	33,674	0.4	24,992	0.3
Other income	(189)	—	(435)	—	(282)	—	(1,051)	—
Earnings before income taxes	290,232	6.6	261,736	6.5	628,285	7.0	544,429	6.7
Income tax provision	108,808	2.5	99,374	2.5	235,159	2.6	206,707	2.5
NET EARNINGS	$181,424	4.1	$162,362	4.1	$393,126	4.4	$337,722	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	182,868		191,539		184,034		192,534
Diluted	184,696		193,623		185,778		194,437
NET EARNINGS PER SHARE:
Basic	$0.99		$0.85		$2.14		$1.75
Diluted	$0.98		$0.84		$2.12		$1.74

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	August 31	February 28	August 31
(In thousands except share data)	2017	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,765	$38,416	$316,031
Restricted cash from collections on auto loan receivables	404,276	380,353	380,663
Accounts receivable, net	99,733	152,388	94,577
Inventory	2,231,769	2,260,563	1,918,803
Other current assets	41,792	41,910	45,273
TOTAL CURRENT ASSETS	2,803,335	2,873,630	2,755,347
Auto loan receivables, net	11,172,330	10,596,076	10,131,378
Property and equipment, net	2,602,323	2,518,393	2,326,178
Deferred income taxes	150,684	150,962	152,840
Other assets	147,061	140,295	138,589
TOTAL ASSETS	$16,875,733	$16,279,356	$15,504,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$568,036	$494,989	$486,943
Accrued expenses and other current liabilities	251,933	266,128	246,053
Accrued income taxes	14,898	1,404	205
Short-term debt	271	62	361
Current portion of finance and capital lease obligations	9,302	9,491	13,145
Current portion of non-recourse notes payable	357,117	333,713	337,656
TOTAL CURRENT LIABILITIES	1,201,557	1,105,787	1,084,363
Long-term debt, excluding current portion	815,770	952,562	797,357
Finance and capital lease obligations, excluding current portion	493,200	486,645	427,273
Non-recourse notes payable, excluding current portion	10,925,034	10,387,231	9,906,016
Other liabilities	239,186	238,551	226,978
TOTAL LIABILITIES	13,674,747	13,170,776	12,441,987

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 181,903,784 and 186,548,602 shares issued and outstanding as of August 31, 2017 and February 28, 2017, respectively	90,952	93,274	95,540
Capital in excess of par value	1,193,799	1,188,578	1,175,166
Accumulated other comprehensive loss	(59,627)	(56,555)	(66,582)
Retained earnings	1,975,862	1,883,283	1,858,221
TOTAL SHAREHOLDERS’ EQUITY	3,200,986	3,108,580	3,062,345
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,875,733	$16,279,356	$15,504,332

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2017	2016 (1)
OPERATING ACTIVITIES:
Net earnings	$393,126	$337,722
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	88,078	83,013
Share-based compensation expense	36,585	60,561
Provision for loan losses	61,465	62,349
Provision for cancellation reserves	34,488	35,893
Deferred income tax provision	2,271	6,728
Other	1,013	302
Net decrease (increase) in:
Accounts receivable, net	52,655	37,594
Inventory	28,794	13,226
Other current assets	(1,063)	(16,993)
Auto loan receivables, net	(637,719)	(656,835)
Other assets	83	732
Net increase (decrease) in:
Accounts payable, accrued expenses and other
current liabilities and accrued income taxes	66,939	52,946
Other liabilities	(45,618)	(50,247)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	81,097	(33,009)
INVESTING ACTIVITIES:
Capital expenditures	(155,110)	(214,587)
Proceeds from disposal of property and equipment	96	2
Increase in restricted cash from collections on auto loan receivables	(23,923)	(36,834)
Increase in restricted cash in reserve accounts	(11,409)	(7,114)
Release of restricted cash from reserve accounts	8,396	2,434
Purchases of money market securities, net	(2,132)	(3,439)
Purchases of trading securities	(1,344)	(2,863)
Sales of trading securities	370	244
NET CASH USED IN INVESTING ACTIVITIES	(185,056)	(262,157)
FINANCING ACTIVITIES:
Increase (decrease) in short-term debt, net	209	(67)
Proceeds from issuances of long-term debt	1,552,000	1,310,800
Payments on long-term debt	(1,689,000)	(1,225,800)
Cash paid for debt issuance costs	(7,623)	(9,009)
Payments on finance and capital lease obligations	(4,475)	(5,916)
Issuances of non-recourse notes payable	4,987,000	4,844,000
Payments on non-recourse notes payable	(4,425,923)	(4,107,206)
Repurchase and retirement of common stock	(344,785)	(266,025)
Equity issuances	23,905	33,026
NET CASH PROVIDED BY FINANCING ACTIVITIES	91,308	573,803
(Decrease) increase in cash and cash equivalents	(12,651)	278,637
Cash and cash equivalents at beginning of year	38,416	37,394
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,765	$316,031

(1) In connection with our adoption of Financial Accounting Standards Board (“FASB”) ASU 2016-09 during the first quarter of fiscal 2018, cash flows related to excess tax benefits from share-based payment arrangements are now classified as operating activities rather than financing activities. Prior period amounts have been reclassified to conform to the current period’s presentation.

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